AMENDMENT
                                 TO
            AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

      This  Amendment  to Amended and Restated  Note  Purchase  Agreement  (this
"Amendment"), dated as of July 28, 1999, is entered between, on the one hand, Monaco Finance, Inc., a Colorado corporation ("Monaco"), and MF Receivables Holding Corp., a Delaware corporation (the "Company"), and, on the other hand, Rothschild North America, Inc., a Delaware corporation ("Rothschild"), in connection with that certain Amended and Restated Note Purchase Agreement, dated as of January 9, 1996 (as amended, supplemented, restated or otherwise modified to the date hereof, the "Note Purchase Agreement"), originally entered into between Monaco and Rothschild.

                              RECITALS

      WHEREAS, Rothschild, as the holder of all of the existing Notes (the "Existing Notes") issued by Monaco pursuant to the terms of the Note Purchase Agreement, has informed Monaco that it believes that various Defaults and/or Events of Default exist under the Note Purchase Agreement;

      WHEREAS, on and subject to the terms and conditions contained herein, the Company has requested, among other things, that Rothschild: (a) waive all existing Defaults and/or Events of Default; (b) allow the Company to assume all of the obligations of Monaco arising under or with respect to the Note Purchase Agreement and the agreements, documents and instruments related thereto; (c) amend various provisions of the Note Purchase Agreement and certain of the agreements, documents and instruments related thereto; and (d) enter into such additional agreements, documents and instruments with the Company as are required pursuant to the terms hereof; and

      WHEREAS, on and subject to the terms and conditions contained herein, among other things, Rothschild has agreed: (i) to waive all existing Defaults and/or Events of Default; (ii) to allow the Company to assume all of the obligations of Monaco arising under or with respect to the Note Purchase Agreement and the agreements, documents and instruments related thereto; (iii) to amend various provisions of the Note Purchase Agreement and certain of the agreements, documents and instruments related thereto; and (iv) to enter into such additional agreements, documents and instruments with the Company as are required pursuant to the terms hereof;

      NOW, THEREFORE, in consideration of the terms and conditions set forth herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

      1. Definitions. Each capitalized term used but not otherwise defined herein has the meaning ascribed thereto in the Note Purchase Agreement.

      2. Waiver by the Holders of the Notes. Subject to the satisfaction of the conditions set forth in Section 5 hereof and notwithstanding anything to the contrary contained in the Note Purchase Agreement or any of the agreements, documents or instruments entered into in connection therewith, Rothschild, as the holder of all of the Existing Notes, hereby waives any and all Defaults and/or Events of Default that occurred prior to the Effective Date (as hereinafter defined).

                                  100
3360.03/AmendNotePurch
      3. Assumption of Obligations. Subject to satisfaction of the conditions set forth in the Section 5 hereof and notwithstanding anything to the contrary contained in the Note Purchase Agreement or any of the agreements, documents or instruments entered into in connection therewith, each of Rothschild, as the holder of all of the Existing Notes, the Company and Monaco hereby agrees that, upon the Effective Date: (a) the Company shall expressly assume, and shall succeed to, all of the obligations and duties of Monaco under the Note Purchase Agreement and all of the agreements, documents and instruments entered into in connection therewith and shall be assigned all of the rights of Monaco thereunder, and Monaco shall have no further obligations or duties, nor any rights, thereunder; and (b) all references to the "Company" or "Monaco Finance, Inc." contained in the Note Purchase Agreement or any of the agreements, documents or instruments entered into in connection therewith shall be deemed to be references to "MF Receivables Holding Corp.".

      4. Amendments to the Note Purchase Agreement. Subject to satisfaction of the conditions set forth in Section 5 hereof, the Company and Rothschild, as the holder of all of the Existing Notes, agree to amend the Note Purchase Agreement and the Existing Notes as follows:

           (a) Notwithstanding anything to the contrary contained in the Note Purchase Agreement (and, specifically, Section 1.1 thereof) and the Existing
Notes: (i) each of the Existing Notes shall be replaced, as provided in Section 5 hereof, by substitute Notes (collectively, the "Substitute Notes"), each in the form of Exhibit A attached hereto; (ii) any reference to the "Notes" shall be a reference to the "$5,000,000 Senior Subordinated Notes Originally Due October 1, 1999 (as amended, amended and restated, modified, substituted or otherwise supplemented from time to time)"; (iii) the unpaid principal balance of the Substitute Notes shall bear interest at the Interest Rate (which shall be computed on the basis of a 360 day year of twelve 30-day months); (iv) principal and interest with respect to the Substitute Notes shall be due and payable as provided in the Substitute Notes, with the due date of any payment falling on a day that is not a Banking Day automatically being extended to be the next succeeding Banking Day; and (v) the Substitute Notes shall have no fixed maturity date.

           (b) The text of Section 2.1 of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following:

                2.1  Payments on the Notes.

                     The Company promises to pay or to cause payments to be made in respect of the Notes, up to a maximum principal amount as indicated on the face of the Notes, together with interest accrued thereon (computed on the basis of a 360-day year of twelve 30-day months) at the applicable Interest Rate, all as, when and if received by the Collateral Agent under and as defined in the Pledge Agreement (as defined below).

           (c) Section 2.3 of the Note Purchase Agreement is hereby amended by deleting the reference to "10 days nor more than 60 days" contained therein and by substituting therefor a reference to "2 Banking Days."

           (d) Section 3.1 of the Note Purchase Agreement is hereby amended by inserting the following term in alphabetical order:

                "Pledge Agreement" means that certain Pledge and Custodial Agreement, dated as of July 28, 1999, among the Company, Rothschild North America, Inc. (as the holder of all of the Notes), Norwest Bank Minnesota, National Association (as trustee (the "Trustee") under that certain Indenture, dated as of January 9, 1996 (as amended, modified and/or supplemented), between the Company (as successor to Monaco Finance, Inc., a Colorado corporation) and the Trustee), and The Bank of New York, as collateral agent, together with any permitted amendments, modifications and/or supplements thereto or thereof.

           (e) Section 4 of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following:

                 SECTION 4.  [INTENTIONALLY DELETED]

           (f) Section 5 of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following:

                 SECTION 5.  [INTENTIONALLY DELETED]

           (g) The text of each of Sections 6.6, 6.7, 6.8, 6.9,  6.11,  6.12 and
6.21 of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following: "[Intentionally deleted]."

           (h) The text of Section 6.10 of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following:

                The Company will not, and will not permit any Subsidiary to, incur or maintain any Debt other than Debt in existence on the "Effective Date" (as that term is defined in the Pledge Agreement).

           (i) Section 6.13(a) of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following:

                (a) Liens in existence on the "Effective Date" (as that term is defined in the Pledge Agreement and including, without limitation, the Liens granted pursuant to the Pledge Agreement) and Liens to secure replacements, extensions and renewals of the Debt or other obligations secured by such Liens only if (i) the principal amount of the Debt or other obligation secured thereby is not increased, (ii) such Lien does not extend to any Property not previously subject thereto and (iii) such Lien does not conflict with any Lien in favor of the holders of the Notes;

           (j) The text of each of Sections 6.13(f), (g), (h) and (i) of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following: "[Intentionally deleted]."

           (k) The text of Section 6.15 of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following:

                The Company will not, nor will it permit any Subsidiary to, become or be liable in respect of any Guaranty.

           (l) Section 6.16 of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following:

      Section 6.16   Independence.

           Until 367 days have elapsed following payment and satisfaction of all obligations of the Company hereunder and under the Notes, the Company shall be required to observe the applicable legal requirements for the recognition of the Company as a legal entity separate and apart from Monaco Finance, Inc., a Colorado corporation ("Monaco"), and each other Affiliate of Monaco. Without limiting the generality of the foregoing, the Company shall assure that each of the following is complied with:

                (a) the Company shall maintain separate records, books of account and financial statements (each of which shall be sufficiently full and complete to permit a determination of the Company's assets and liabilities separate and apart from those of Monaco and each other Affiliate of Monaco and to permit a determination of the obligees thereon and the time for performance of each of the Company's obligations separate and apart from those of Monaco and each other Affiliate of Monaco) from those of Monaco and each other Affiliate of Monaco;

                (b)  assets  or  funds  of  the  Company   shall  be  separately
      identified and shall not be commingled with those of Monaco or any of the other Affiliates of Monaco;

                (c) the Company shall maintain a separate board of directors (including two "independent directors" (as such term is defined in the Company's Certificate of Incorporation)) and shall observe all separate corporate formalities, and all decisions with respect to the Company's business and daily operations shall be independently made by the officers of the Company pursuant to resolutions of its board of directors;

                (d) other than payment of dividends and return of capital, no transactions shall be entered into between the Company and Monaco (other than capital contributions made by Monaco to the Company) or between the Company and any of the other Affiliates of Monaco;

                (e) except as contemplated by the Pledge Agreement, the Company shall act solely in its own name and through its own authorized officers and agents and the Company will not act as agent of Monaco or any other person in any capacity;

                (f) the Company shall not guarantee, otherwise become liable with respect to, or otherwise hold out its assets or credit as being available to satisfy any obligation of Monaco or any of the other Affiliates of Monaco including jointly or as co-obligor;

                (g) the Company shall at all times hold itself out to the public under the Company's own name as a legal entity separate and distinct from Monaco and the other Affiliates of Monaco and shall not hold itself out as a "department," "division" or "part of" Monaco or any of the other
      Affiliates of Monaco, and shall correct any known misunderstanding regarding its separate identity from Monaco;

                (h) the Company shall observe all corporate and other legal formalities, including obtaining necessary authorization from board of directors;

                (i) the Company shall hold all regular meetings appropriate to authorize corporate action and shall permit, upon reasonable advance written notice, any of the Holders of the Notes to attend board meetings of the Company;

                (j) the Company shall maintain complete minutes of all board of director and stockholder meetings;

                (k) the Company shall maintain its bank and other investment accounts separate and distinct from those of any Affiliate or other Person;

                (l) the Company shall pay from its own funds all obligations of any kind incurred by it. Without limiting the generality of the foregoing, the Company shall pay from its own funds the salaries or other compensation and benefits of its own officers and employees, if any, and will employ a reasonable number of employees in light of its purpose;

                (m) the Company shall use its own stationery, invoices and checks (i.e., not such forms of another Person); and

                (n) the Company shall take all appropriate action necessary to maintain its own existence as separate and distinct from the existence of any of its owners.

           (m) The text of Section 6.18 of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following:

                Within three (3) Banking Days following the earlier of the receipt by Monaco, the Company or MF Receivables Corp. IV, a Delaware corporation ("MF IV"), of any servicing report relating to the assets of MF IV, the Company shall provide a copy of same to the holders of the Notes.

           (n) Section 7 of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following:

                 SECTION 7.  [INTENTIONALLY DELETED]

           (o) The text of each of sections 8.1(b) and (d) of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following:
"[Intentionally deleted]."

           (p) The text of Section 8.1(e) of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following:

                (e) Default shall occur under the Indenture, dated as of January 9, 1996 (as amended, modified or supplemented from time to time), between the Company (as successor to Monaco Finance, Inc., a Colorado corporation) and Norwest Bank Minnesota, National Association, as indenture trustee, or any notes issued and outstanding thereunder, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any Indebtedness of the Company outstanding thereunder or shall not have been cured, remedied or waived in writing within any applicable grace period.

           (q) The text of Section 8.1(f) of the Note Purchase Agreement is hereby deleted in its entirety and replaced with the following:

                (f) (i) Default shall occur in the observance or performance of any covenant or agreement contained in Sections 6.10, 6.13 or 6.16 or in the Pledge Agreement or (ii) the occurrence of any amendment, modification or other revision of or supplement to any of the terms of the Daiwa Agreements that would reasonably be expected to have a material adverse effect on the holders of the Notes or the Lien granted pursuant to the Pledge Agreement;

      5. Conditions to Effectiveness. This Amendment shall become effective as of the date first written above (the "Effective Date") upon the effectiveness of the Pledge Agreement (as hereinafter defined), contingent upon the prior or concurrent satisfaction of the following conditions:

           (a) Rothschild shall have received a fully executed copy of this Amendment.

           (b) Rothschild shall have received, in substitution and exchange for all Existing Notes, original Substitute Notes in the form attached hereto as Exhibit A, and the Company shall have received the originals of all Existing Notes.

           (c)  Rothschild   shall  have  received   certified   copies  of  all
resolutions of the Company approving the execution, delivery and performance of this Amendment and the transactions contemplated hereby.

           (d) Rothschild shall have received: (i) a payment of principal on account of the Existing Notes in an aggregate amount equal to $488,551.79; and
(ii) a payment equal to all accrued and unpaid interest on the outstanding principal balance of the Existing Notes through to the Effective Date.

           (e) Rothschild shall have received payment of all costs and expenses required to be paid by the Company pursuant to Section 12 hereof.

           (f) Rothschild shall have received a fully executed copy of the Pledge and Custodial Agreement in the form attached hereto as Exhibit B (the "Pledge Agreement"), together with copies of all original stock certificates, blank stock powers and other documents required to delivered thereunder on or before the Effective Date.

           (g) Rothschild shall have received a fully executed copy of the Release Agreement in the form attached hereto as Exhibit C (the "Release Agreement").

           (h) Rothschild shall have received the written opinion of counsel to the Company as to the following matters (which opinion may, in the case of items
(iv) and (v), be contained in the opinion delivered pursuant to the terms of the Pledge Agreement): (i) an opinion as to the due authorization, execution and delivery by the Company of this Amendment and the other agreements entered into in connection herewith to which the Company is a party (including, without limitation, the Substitute Notes and the Pledge Agreement); (ii) the fact that the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Amendment and the other agreements entered into in connection herewith to which the Company is a party (including, without limitation, the Substitute Notes and the Pledge Agreement) does not contravene
(A) any material contractual restriction to which the Company or any of its property may be subject, (B) any provision of law, statute, rule or regulation having applicability to the Company or (C) to the best of such counsel's knowledge, any judicial order or decree having applicability to the Company;
(iii) the effectiveness of the merger of MF Receivables Corp. IV, a Delaware corporation and a wholly owned subsidiary of the Company with and into MF
Receivables Corp. IV, a Delaware corporation and a wholly owned subsidiary of the Company; (iv) the beneficial ownership of record of the Pledged Shares (as that term is defined in the Pledge Agreement); and (v) the creation, validity and perfection of the security interest of the Collateral Agent (as that term is defined in the Pledge Agreement) in the Collateral (as that term is defined in the Pledge Agreement).

           Upon the satisfaction of all of the foregoing conditions, Rothschild shall immediately provide written notice to all of the parties to the Pledge Agreement that all of such conditions have been satisfied. Notwithstanding anything to the contrary contained herein, none of the amendments contemplated by this Amendment shall become effective, and this Amendment shall automatically terminate, if all of the foregoing conditions are not satisfied on or before July 30, 1999.

      6. Releases; No Recourse. Upon the effectiveness of this Amendment in accordance with Section 5 hereof, and for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged): (a) the Company does hereby release and discharge Rothschild, and all of its shareholders, directors, officers, members, partners, employees, attorneys, accountants, consultants, agents, representatives, successors and assigns (collectively, the "Rothschild Released Parties"), of and from all manner of actions, choses and causes of action, claims, demands, damages, expenses, liabilities, losses, judgments, and executions (in each case of whatever kind or nature, whether in law or in equity, and whether known or unknown) (collectively, the "Claims") at any time arising out of or relating in any manner to any action or inaction at any time by any of the Rothschild Released Parties in connection with or relating to any matter; and (b) Rothschild, on its behalf and on behalf of all other Rothschild Released Parties: (i) does hereby release and discharge the Company, and all of its shareholders, directors, officers, members, partners, employees, attorneys, accountants, consultants, agents, representatives, successors and assigns (collectively, the "Company Released Parties"), of and from all manner of Claims at any time arising out of or relating in any manner to any action or inaction at any time by any of the Company Released Parties in connection with or relating to any matter; provided that the foregoing release shall not release the Company from its obligations arising under the Note Purchase Agreement (as amended hereby), the Substitute Notes issued pursuant to the terms hereof, and/or the Pledge Agreement and the Release Agreement (collectively, the "Related Documents"); and (ii) acknowledge and agree that, notwithstanding anything to the contrary contained in the Note Purchase Agreement, the Substitute Notes and/or the Related Documents, no recourse under or upon any obligation, covenant or agreement of the Company contained in the Note Purchase Agreement, the Substitute Notes and/or any Related Document may be had against:
(A) any of the Company Released Parties other than the Company; and (B) the Company, other than against the assets of the Company pledged as security pursuant to the terms of the Pledge Agreement; and (iii) acknowledge and agree that, notwithstanding anything to the contrary contained in the Note Purchase Agreement, the Substitute Notes and/or the Related Documents, no such person or entity will file any involuntary petition or otherwise institute or cooperate in the institution of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law against the Company.

      7. Representations and Warranties of the Company. The Company represents and warrants to Rothschild as follows:

           (a) Authority. The Company has full corporate power, authority and legal right to enter into this Amendment and the other agreements entered into in connection herewith to which the Company is a party (including, without limitation, the Substitute Notes and the Pledge Agreement). The execution and delivery by the Company of this Amendment and the other agreements entered into in connection herewith to which the Company is a party (including, without limitation, the Substitute Notes and the Pledge Agreement): (i) have been duly authorized by all necessary corporate action on the part of the Company; (ii) are not in contravention of the terms of the organizational documents of the Company or of any indenture, agreement or undertaking to which the Company is a party or by which the Company or any of its property is bound; (iii) do not and will not require any governmental consent, registration or approval; (iv) do not and will not contravene any contractual or governmental restriction to which the Company or any of its property may be subject; and (v) do not and will not, except as contemplated herein, result in the imposition of any lien, charge, security interest or encumbrance upon any property of the Company under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which the Company is a party or by which the Company or any of its property may be bound or affected.

           (b) Binding  Effect.  This Amendment and all of the other  agreements entered into by the Company in connection herewith (including, without limitation, the Substitute Notes and the Pledge Agreement), have been duly executed and delivered by the Company, as applicable, are the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles related to enforceability.

           (c) No Default. No Default or Event of Default will result under the Note Purchase Agreement (as amended hereby) from the execution and delivery of this Amendment and/or the other agreements executed and delivered by the Company in connection herewith (including, without limitation, the Substitute Notes and the Pledge Agreement) or the consummation of the transactions contemplated hereby.

      8. Representations and Warranties of Monaco. Monaco represents and warrants to Rothschild as follows:

           (a) Authority. Monaco has full corporate power, authority and legal right to enter into this Amendment and the other agreements entered into in connection herewith to which Monaco is a party. The execution and delivery by Monaco of this Amendment and the other agreements entered into in connection herewith to which Monaco is a party: (i) have been duly authorized by all necessary corporate action on the part of Monaco; (ii) are not in contravention of the terms of the organizational documents of Monaco or of any indenture, agreement or undertaking to which Monaco is a party or by which Monaco or any of its property is bound; (iii) do not and will not require any governmental consent, registration or approval; (iv) do not and will not contravene any contractual or governmental restriction to which Monaco or any of its property may be subject; and (v) do not and will not, except as contemplated herein, result in the imposition of any lien, charge, security interest or encumbrance upon any property of Monaco under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which Monaco is a party or by which Monaco or any of its property may be bound or affected.

           (b) Binding Effect. This Amendment and all of the other agreements entered into by Monaco in connection herewith have been duly executed and delivered by Monaco, are the legal, valid and binding obligations of Monaco and are enforceable against Monaco in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles related to enforceability.

           (c) No Default. No Default or Event of Default will result under the Note Purchase Agreement (as amended hereby) from the execution and delivery of this Amendment and/or the other agreements executed and delivered by Monaco in connection herewith or the consummation of the transactions contemplated hereby.

           (d) Distributions. With respect to the period commencing February 1, 1999 and ending on the Effective Date, Monaco has received no distributions from MF Receivables Corp. III, a Delaware corporation, and/or MF Receivables Corp. IV, a Delaware corporation, other than the stated servicing fees to which Monaco was otherwise entitled.

      9. Representations and Warranties of Rothschild. Rothschild represents and warrants to Monaco and the Company as follows:

           (a) Authority. Rothschild has full corporate power, authority and legal right to enter into this Amendment and the other agreements entered into in connection herewith to which Rothschild is a party (including, without limitation, the Pledge Agreement and the Release Agreement). The execution and delivery by Rothschild of this Amendment and the other agreements entered into in connection herewith to which Rothschild is a party (including, without limitation, the Pledge Agreement and the Release Agreement) have been duly authorized by all necessary corporate action on the part of Rothschild.

           (b) Binding Effect. This Amendment and all of the other agreements entered into by Rothschild in connection herewith (including, without limitation, the Pledge Agreement and the Release Agreement) have been duly executed and delivered by Rothschild, are the legal, valid and binding obligations of Rothschild and are enforceable against Rothschild in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles related to enforceability.

      10. Reference to and Effect Upon the Note Purchase Agreement.

           (a)  Except  as  specifically   amended  above,   the  Note  Purchase
Agreement, as amended hereby, shall remain in full force and effect and are hereby ratified and confirmed.

           (b) The execution, delivery and effectiveness of this Amendment shall be limited precisely as written and shall not be deemed to (i) be a consent to any waiver or modification of any other term or condition of the Note Purchase Agreement, the Substitute Notes or any other Related Document (except as otherwise expressly provided herein) or (ii) prejudice any right, power or remedy which Rothschild or any Holder of any Substitute Note may now have or may have in the future under or in connection with the Note Purchase Agreement, the Substitute Notes or any other Related Document (after giving effect to this Amendment). Upon the effectiveness of this Amendment, each reference in the Note Purchase Agreement, the Substitute Notes and/or any Related Document to "this Agreement," "hereunder," "hereof," "herein" or words of similar import shall mean and be a reference to the Note Purchase Agreement as amended hereby.

      11. Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument. Facsimile copies of signatures hereto shall be deemed originals for all purposes.

      12. Costs and Expenses. The Company agrees to pay on demand all reasonable fees, costs and expenses incurred by Rothschild and arising in connection with the negotiation of this Amendment (including, without limitation, reasonable attorneys' fees and expenses).

      13. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

      14. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, this Amendment has been duly executed as of the date and year first written above.

MONACO FINANCE, INC.

By:   _________________________
Name: _________________________
Title:     _________________________


ROTHSCHILD NORTH AMERICA, INC.

By:   _________________________
Name: _________________________
Title:     _________________________

MF RECEIVABLES HOLDING CORP.

By:   _________________________
Name: _________________________
Title:     _________________________

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